Exhibit 99.1
10x Genomics Reports Third Quarter 2022 Financial Results

PLEASANTON, Calif. November 2, 2022 – 10x Genomics, Inc. (Nasdaq: TXG) today reported financial results for the third quarter ended September 30, 2022.
Recent Highlights
•Revenue was $131.1 million for the third quarter, representing a 5% increase over the corresponding period of 2021 and a 14% increase over second quarter of 2022.
•Published a preprint highlighting the power of the company's combined technologies – Chromium, Visium and Xenium – to draw important and previously inaccessible insights from human breast cancer FFPE tissue.
•Released Xenium data and a preview of Xenium Explorer, the company's intuitive analysis and interactive visualization tool, reflecting the company's long-standing leadership and software expertise.
•Demonstrated compatibility with two long-read sequencing partners to open up powerful new single cell and spatial applications using full-length transcripts.
"We’re proud of our team’s customer focus and R&D execution in the third quarter, as we continued to advance our innovation pipeline and drive adoption of our leading technologies," said Serge Saxonov, Co-founder and CEO of 10x Genomics. "When Xenium launches later this year as planned, we strongly believe it will be the best performing system available for in situ analysis. Our conviction and enthusiasm in our three platform vision is stronger than ever, and we’re confident our technologies will help deliver a future where single cell and spatial analysis are the foundation for both research and clinical applications."
Third Quarter 2022 Financial Results
Revenue was $131.1 million for the third quarter of 2022, a 5% increase from $125.3 million for the corresponding prior year period. This increase was primarily driven by higher volume of units sold and growth due to new customers, partially offset by unfavorable foreign exchange fluctuations.
Gross margin was 77% for the third quarter of 2022, as compared to 80% for the corresponding prior year period. The decrease in gross margin was primarily due to change in product mix with newly introduced products and increased manufacturing and supply chain costs.
Operating expenses were $140.7 million for the third quarter of 2022, a 21% increase from $116.7 million for the corresponding prior year period. This increase was driven by higher personnel expenses, including stock-based compensation and restructuring costs, increased costs for facilities and information technology to support operational expansion, and increased costs for laboratory materials and supplies to support research and development efforts, partially offset by a decrease in marketing expenses.
Operating loss was $40.0 million for the third quarter of 2022, as compared to $15.9 million for the corresponding prior year period. Operating loss includes $33.5 million of stock-based compensation for the third quarter of 2022, as compared to $26.0 million for the corresponding prior year period.
Net loss was $41.9 million for the third quarter of 2022, as compared to a net loss of $17.2 million for the corresponding prior year period.
Cash and cash equivalents and marketable securities were $452.4 million as of September 30, 2022.
2022 Financial Guidance
10x Genomics is maintaining its previously announced full year 2022 revenue guidance of $500 million to $520 million.

Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the third quarter 2022 financial results, business developments and outlook after market close on Wednesday, November 2, 2022 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. Our integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including in all of the top 100 global research institutions as ranked by Nature in 2021 based on publications and all of the top 20 global pharmaceutical companies by 2021 research and development spend and have been cited in over 4,100 research papers on discoveries ranging from oncology to immunology and neuroscience. Our patent portfolio comprises more than 1,600 issued patents and patent applications.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might," "will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expectations regarding our business operations, financial performance and results of operations, including our expectations regarding revenue and guidance, as well as expected product launches, capabilities and performance and our ability to meet our anticipated cash needs for the foreseeable future. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. The material risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time.
Although 10x Genomics, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments 10x Genomics may make. Further, as the COVID-19 pandemic is continuously evolving, such forward-looking statements may not accurately or fully reflect the potential impact that the COVID-19 pandemic may have on the business, financial condition, results of operations and cash flows of 10x Genomics, Inc. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, our website (www.10xgenomics.com), press releases, public conference calls, public webcasts and our social media accounts as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.
Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$131,072	$125,297	$360,177	$346,960
Cost of revenue (1)	30,377	24,518	83,559	46,493
Gross profit	100,695	100,779	276,618	300,467
Operating expenses:
Research and development (1)	67,290	54,582	202,053	149,867
Selling, general and administrative (1)	73,401	62,076	219,413	187,683
Accrued contingent liabilities	—	—	—	(660)
Total operating expenses	140,691	116,658	421,466	336,890
Loss from operations	(39,996)	(15,879)	(144,848)	(36,423)
Other income (expense):
Interest income	2,025	49	3,832	157
Interest expense	(114)	(219)	(351)	(649)
Other expense, net	(1,950)	(599)	(4,193)	(807)
Total other expense	(39)	(769)	(712)	(1,299)
Loss before provision for income taxes	(40,035)	(16,648)	(145,560)	(37,722)
Provision for income taxes	1,879	523	3,225	2,052
Net loss	$(41,914)	$(17,171)	$(148,785)	$(39,774)

Net loss per share, basic and diluted	$(0.37)	$(0.15)	$(1.31)	$(0.36)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	114,112,382	110,874,249	113,555,750	109,826,104
(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$1,281	$878	$3,748	$2,183
Research and development	14,476	11,226	41,346	30,162
Selling, general and administrative	17,757	13,846	50,780	36,713
Total stock-based compensation expense	$33,514	$25,950	$95,874	$69,058

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$233,951	$587,447
Marketable securities	218,435	—
Restricted cash	508	1,028
Accounts receivable, net	83,549	85,254
Inventory	78,629	59,966
Prepaid expenses and other current assets	14,350	13,896
Total current assets	629,422	747,591
Property and equipment, net	257,694	169,492
Restricted cash	7,091	7,598
Operating lease right-of-use assets	71,095	60,918
Goodwill	4,511	4,511
Intangible assets, net	23,493	25,397
Other noncurrent assets	2,901	3,319
Total assets	$996,207	$1,018,826
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,594	$17,351
Accrued compensation and related benefits	28,214	31,626
Accrued expenses and other current liabilities	61,989	50,909
Deferred revenue	6,665	5,340
Operating lease liabilities	8,393	5,131
Total current liabilities	126,855	110,357
Accrued license fee, noncurrent	—	5,814
Operating lease liabilities, noncurrent	87,833	76,847
Other noncurrent liabilities	5,727	8,240
Total liabilities	220,415	201,258
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	1,793,388	1,680,865
Accumulated deficit	(1,012,106)	(863,321)
Accumulated other comprehensive income (loss)	(5,492)	22
Total stockholders’ equity	775,792	817,568
Total liabilities and stockholders’ equity	$996,207	$1,018,826
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